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                                                                    EXHIBIT 99.1

                          Preliminary Proxy Materials

                                  VIACOM INC.
                                 1515 Broadway
                           New York, New York  10036


                                     PROXY


                           Special Meeting Proxy Card

     The undersigned hereby appoints SUMNER M. REDSTONE and PHILIPPE P. DAUMAN, and each of them, as proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Class A Common Stock of Viacom Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the ., New York, New York, at . a.m. (E.S.T.) on
 ., ., 1999, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side as more fully described in the Joint Proxy Statement/Prospectus furnished herewith.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIACOM INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

     You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation.

     The proxies are directed to vote as specified on the reverse side hereof and in their discretion on all other matters. The Board of Directors recommends a vote FOR Proposal (1). Unless otherwise specified, the vote represented by this proxy will be cast FOR Proposal (1).


(Continued, and to be signed and dated on the reverse side.)



VIACOM INC.
P.O. BOX 11033
NEW YORK, NY  10203-0033
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                                PROXY - VIACOM


1. Approval of the adoption of the Agreement and Plan of Merger, dated September 6, 1999, between Viacom Inc. and CBS Corporation.


          FOR  /  /      AGAINST    /  /      ABSTAIN   /  /


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


If you plan to attend the Special Meeting, please check this box and an admission ticket will be sent to you. [_]

Please sign exactly as your name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Dated:    _________________, 1999


SIGNED  _________________________________



(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

CHANGE OF ADDRESS AND/OR COMMENTS MARK HERE            /   /

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.      /   /